United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2006
BLOUNT INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)

Delaware	001-11549	63-0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon 97222
(Address of Principal Executive Offices) (Zip Code)
(503) 653-8881
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Definitive Material Agreement

Amendments to Supplemental Retirement Benefit Plan

On August 4, 2006, the Board of Directors of Blount International, Inc. (“Blount International”) amended the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (“SERP”), which is a nonqualified defined benefit retirement plan for certain employees of Blount International and its subsidiaries, including Blount International’s executive officers.

The amendments provide that the SERP will be frozen as of December 31, 2006 (“Freeze Date”) and no further benefits will accrue under the SERP after that date.  Employees hired on or after December 2, 2005 shall not become eligible to participate in the SERP.  A participant’s benefits under the SERP will be determined as of the Freeze Date and will not change thereafter.  A participant who remains actively employed will continue to earn vesting service and service for eligibility for early retirement after the Freeze Date in accordance with the SERP’s terms.  A participant who is not vested in his or her accrued benefit as of the Freeze Date will not automatically become vested as of such date.

Amendments to Supplemental Savings Plan

Also on August 4, 2006, the Board of Directors of Blount International amended the Blount International, Inc. Supplemental Retirement Savings Plan (“Supplemental Savings Plan”), which is a nonqualified defined contribution plan for certain employees of Blount International and its subsidiaries, including Blount International’s executive officers.

The amendments provide that participants will receive a “profit sharing” contribution (called “Savings Plus”) from Blount International to their Supplemental Savings Plan accounts.  The Savings Plus contribution to a participant’s Supplemental Savings Plan account will be for amounts that cannot be contributed to the participant’s account in Blount International’s tax-qualified 401(k) Retirement Savings Plan (“401(k) Plan”) because of tax law or other limits.  The combined Savings Plus contribution by Blount International to a participant’s 401(k) Plan and Supplemental Savings Plan accounts will be a percentage of the participant’s annual base salary based upon the participant’s years of service.  The amount of the contribution will be discretionary with Blount International.

Amounts credited to Supplemental Savings Plan accounts, including the Savings Plus contributions, are normally unfunded general obligations of Blount International.  However, in connection with the amendments to the Supplemental Savings Plan, the Board of Directors of Blount International approved the establishment of a nonqualified “rabbi trust” pursuant to which amounts credited to participants’ accounts will be funded upon the occurrence of certain events, such as a potential change of control of Blount International.

*   *   *   *

The foregoing summaries of the material terms of the amendments to the SERP and Supplemental Savings Plan are qualified in their entirety by the full text of the amendments to such plans, which are to be filed by Blount International with its Securities and Exchange Commission reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Dated: August 10, 2006

	By:	/s/ Richard H. Irving, III
		Name:	Richard H. Irving, III
		Title:	Senior Vice President, General Counsel and Secretary